Exhibit 15

Acknowledgment of Ernst & Young LLP, Independent Registered Public Accounting Firm

May 23, 2019

To the Board of Directors and Shareholders of KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of KeyCorp for the registration of 71,600,000 common shares issuable under the KeyCorp 2019 Equity Compensation Plan of our report dated May 3, 2019 relating to the unaudited consolidated interim financial statements of KeyCorp that is included in its Form 10-Q for the quarter ended March 31, 2019.

/s/ Ernst & Young LLP

Cleveland, Ohio